Exhibit 21. Subsidiaries of the registrant

1. Energy Efficiency Experts, Inc., a Delaware corporation, formerly WePower Ecolutions, Inc. (100%) doing business as E3.

2. The Power Company USA, LLC, an Illinois limited liability company (80%).